UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2008

Gladstone Investment Corporation

(Exact name of registrant as specified in its chapter)

Delaware	814-00704	83-0423116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 23, 2008, Gladstone Investment Corporation (the “Company”) renewed its Investment Advisory and Management Agreement (the “Advisory Agreement”) with its external investment adviser, Gladstone Management Corporation (the “Adviser”), and its Administration Agreement (the “Administration Agreement”) with Gladstone Administration, LLC, a wholly-owned subsidiary of the Adviser (“Gladstone Administration”). The renewal of the Advisory and Administration Agreements extends their respective terms through August 31, 2008.  The Board of Directors of the Company will consider the renewal of the agreement through August 31, 2009 at its next regular meeting.

The Company’s Board of Directors approved the renewal of the Advisory Agreement at a meeting held on August 9, 2007. In its consideration of the Advisory Agreement, the Board of Directors focused on information it had received relating to, among other things: the reasonableness of the advisory fee (including the incentive fee), the experience of the Adviser’s personnel, the potential for additional attractive investments resulting from synergies with other funds to be managed by the Adviser, and potential savings due to economies of scale. The Board of Directors considered the investment advisory and incentive fees under the Advisory Agreement and the administrative fees under the Administration Agreement (the “Fees”) and information on fees charged by other investment advisers and administrators for comparable services, and determined that the Fees were reasonable in relation to the services to be provided by the Adviser and Gladstone Administration.

In recommending that the Company continue to use the Adviser as its investment adviser, the Company’s Board of Directors considered the fact that the advisory and administrative team of the Adviser and Gladstone Administration were expected to be in all material respects, for at least the next year, the same as the then-current team responsible for the Company’s management and administration and the fact that the Company’s investment objectives are consistent with the investment selection process employed by the Adviser. In connection with its final deliberations, the Board of Directors reviewed and discussed additional materials provided by the Adviser in response to the Board’s request, including information regarding the nature, extent and quality of services to be performed; the prior experience of the Adviser’s personnel in connection with the types of investments the Company proposes to make, including such personnel’s extensive network of contacts; the size of the staff of the Adviser and Gladstone Administration; anticipated changes in the current personnel of the Adviser and Gladstone Administration; the compensation of such personnel; the Adviser’s ability to provide managerial assistance to portfolio companies; the written plan for allocating investment opportunities among the Adviser’s current and future clients; the operations of the Adviser and Gladstone Administration; and the organizational capabilities and financial condition of the Adviser and Gladstone Administration as evidenced by their respective levels of service to the Company and its affiliates, Gladstone Capital Corporation and Gladstone Commercial Corporation. The Board of Directors also relied upon comparisons of the services to be rendered and the amounts to be paid under the Advisory and Administration Agreements with those under other investment advisory and administrative contracts, including those of Gladstone Capital Corporation and Gladstone Commercial Corporation, which have entered into agreements with the Adviser and Gladstone Administration on substantially identical terms and conditions.

When evaluating comparisons, the Board of Directors considered, among other things:

•      The high quality and extensive level of the advisory and other services that the Company expects the Adviser to continue to provide;

•      The fact that the Company’s projected operating expenses and expense ratio are equal to or lower than those of other business development companies with similar investment objectives; and

•      The difficulty of obtaining similar services from other third party service providers.

The Board of Directors acknowledged that the fees to be received by the Adviser under the Advisory Agreement are expected to exceed the Adviser’s costs of providing services to the Company. However, the board did not attempt to quantify the Adviser’s level of profits (including those based on fees received from the Company’s portfolio companies) because of its satisfaction with the Adviser’s performance advising the Company. The Advisory Agreement does not provide for any reduction in fees in the event that the Adviser experiences any economies of scale in its provision of management services to the Company. The Board of Directors also considered the fact that Gladstone Administration allocates the costs of providing administrative services to the Adviser’s externally managed funds on a pro-rata basis and, therefore, to the extent the Adviser recognizes economies of scale in providing administrative services to its externally managed funds, those economies of scale will also be indirectly recognized by the Company under the Administration Agreement. Thus, to the extent that Gladstone Administration’s costs decrease, those reductions will be passed through indirectly to the Company in the form of a reduced administration fee.

Based on the information reviewed by, and the ensuing discussions of, the Company’s Board of Directors, the board, including a majority of the non-interested directors, concluded that the Fees under the Advisory and Administration Agreements were reasonable in relation to the services to be provided by the Adviser and Gladstone Administration. Based on its review and discussion, the board approved the renewal of the Advisory and Administration Agreements as being in the best interests of the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits

(a)    Not applicable.

(b)     Not applicable.

(c)      Not applicable.

(d)      Exhibit 10.1 –Investment Advisory and Management Agreement between the Company and Gladstone Management Corporation, dated June 22, 2005 and incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed June 14, 2006.

Exhibit 10.2 – Administration Agreement between the Company and Gladstone Administration, LLC, dated June 22, 2005 and incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed June 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)

June 26, 2008	By:/s/ Mark Perrigo
(Mark Perrigo, Chief Financial Officer)